Exhibit 99
NEWS RELEASE

                                                           For Immediate Release
                                                                  April 25, 2002


For Further Information Contact:
Jerry Francis, Chairman & CEO
(304) 769-1101

      City Holding Company Announces the Retirement of its Chairman; Elects
               New Leader Following Annual Shareholders' Meeting

          Stock Performance Best in the Country Over the Past 12 Months

Charleston, West Virginia - City Holding Company, "the Company" (NASDAQ:CHCO; CHCOP), a $2.1 billion bank holding company headquartered in Charleston, today announced the retirement of Philip L. McLaughlin as chairman. The Board elected Gerald R. (Jerry) Francis, City's president and chief executive officer, to succeed Mr. McLaughlin as chairman during its annual organizational meeting.

The Company also announced to its shareholders that it believes it has completed a financial turnaround, as evidenced by the Company's recent reporting of a second consecutive profitable quarter. As a result of the improved earnings, and dramatic improvements in key performance ratios, City Holding Company's stock enjoyed the highest price appreciation in the nation over the twelve-month period from April 15, 2001 through April 15, 2002 for banks $1 to $5 billion in asset size. The price change for the Company's common shares increased 129% over the period, according to SNL Financial of Charlottesville, VA.

Mr. Francis advised shareholders that the Company believes it is fully compliant with the formal agreement it has with the Office of the Comptroller of the Currency, and hopeful that the agreement will be lifted in the near future. Even if the formal agreement is lifted, the Company will remain restricted in its ability to pay cash dividends or buy back shares without prior approval of both the OCC and the Federal Reserve as a consequence of the agencies policies. Both agencies may, however, approve exceptions to their policies and the Company previously announced that it believes it will be permitted to pay preferred shareholders their accrued dividends some time this year. Mr. Francis announced that the Company would wish to restore cash dividends to common shareholders or engage in a stock buy back program, or both, at the earliest possible date and expects to make a request for a policy exception in the near future.

McLaughlin was re-elected at the Annual Shareholders' Meeting to a serve a new, three-year term, as director. His retirement from active management of the Bank will be June 30, 2002.

In announcing Mr. McLaughlin's retirement, Mr. Francis said: "The Board of Directors and I deeply appreciate the outstanding job that Phil has done in assisting with City Holding Company's financial turnaround over the year and in leading the Bank's operations in the Allegheny Region since joining the Company. His customer and community focus, dedication, and commitment are recognized and respected throughout the Company. In fact, Phil delayed his retirement from the Company until its financial turnaround was assured, due to his commitment to the long-term success of this organization."

"I am proud to have been associated with this organization, and in successfully leading it through a pivotal period where we have restored value to the investors who believe in our Company," said McLaughlin. "However, after 35 years of service, it's time for me to focus more of my time on enjoying my family and traveling."


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A native of Lewisburg,  West Virginia,  Mr. McLaughlin graduated from Greenbrier
Military School and received a Bachelor of Arts degree in mathematics from the College of William and Mary University, Williamsburg, Virginia. He also completed the Stonier Graduate School of Banking program at Rutgers University. Mr. McLaughlin joined City Holding Company in December 1998 through the merger of Horizon Bancorp, Inc. into City Holding Company. He was formerly president and chief operating officer and director of Horizon Bancorp, Inc., Beckley, West Virginia. He also served as president and chief executive officer and director of Greenbrier Valley National Bank, Lewisburg, West Virginia prior to its becoming part of Horizon Bancorp, Inc.

Mr. McLaughlin has been very active in civic, cultural and service-related organizations in the greater Greenbrier area. He is a member of the Lewisburg Rotary Club, and formerly served as its president. He has served many years with Penny Pitch, a civic fund-raiser assisting needy families in the community. He serves on the West Virginia School of Osteopathic Medicine Foundation Board and the Greenbrier Community College Board. He was a director of the West Virginia Bankers Association from 1985-1990 and served as president of the association in 1988-1989. He also served a three-year term as a director for the Federal Reserve Bank of Richmond. Mr. McLaughlin and his wife, Paula, will continue to reside in the Lewisburg area. They have four children and seven grandchildren.

"The timing is right for this decision," said Francis. "Over the last year, with Phil's assistance, the Company has positioned itself for sustained financial performance. City has a solid foundation for growing its core West Virginia banking operations. I am confident that the management team is focused on the right strategies that should result in continued profitability."

Francis joined City Holding Company as president and chief executive officer in 2001. He has been instrumental in orchestrating the Company's successful financial turnaround. Francis was previously president of Peoples Bank & Trust Company in Indianapolis until that bank was acquired. From 1992 to 1995 he was a regional president and then chairman of Bank One in Cincinnati Ohio.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

Information in this news release may contain certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could cause the Company's actual results to differ from those projected in the forward-looking information. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future and further resolution of various loan quality issues; (2) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (3) the Company could have adverse legal actions of a material nature;
(4) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (5) the Company may be unable to manage its expense levels due to the expenses associated with its loan portfolio quality, regulatory, and legal issues; (6) current earnings from the Company's subsidiaries may not be sufficient to fund the cash needs of the Parent Company, including the payment of stockholders' dividends and interest payments required to be paid to City Holding Company Capital Trust and the City Holding Company Capital Trust II; (7) rulings affecting, among other things, the Company's and its banking subsidiaries' regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (8) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company's operating results; and (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made